EXHIBIT 16.1



           April 24, 2006

           Securities and Exchange Commission
           100 F Street, N.E.
           Washington, DC 20549

           Ladies and Gentlemen:

           We have read the statements made by Kirkland's Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Kirkland's Inc. dated April 24, 2006. We agree with the statements concerning our Firm in such Form 8-K.

           Very truly yours,



           /s/ PricewaterhouseCoopers LLP